Exhibit 10.1

STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS

FOR PURCHASE OF REAL ESTATE

(Non-Residential)

Dated: October 20, 2020

1.       Buyer.

1.1       Alliant Capital, Ltd. and/or Assignee , ("Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof ("Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow ("Escrow") to close 30 or see Paragraph 26.2 days after the waiver or satisfaction of the Buyer's Contingencies, ("Expected Closing Date") to be held by Lawyers Title Company att: Shirley Franks ("Escrow Holder") whose address is 2751 Park View Ct, Suite 241, Oxnard, CA 93036, Phone No. 805.484.2701 , Facsimile No. ------- upon the terms and conditions set forth in this agreement ("Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly releases Buyer.

1.2       The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counteroffer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2.       Property.

2.1       The real property ("Property") that is the subject of this offer consists of (insert a brief physical description) an approximately 46,899 square foot building is located in the County of Los Angeles , is commonly known as (street address, city, state, zip) 26050 Mureau Rd, Calabasas, CA 91302 and is legally described as: to be supplied in Escrow (APN: 2052-043-015 ).

2.2       If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of ("Title Company"), which shall issue the title policy hereinafter described.

2.3       The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating, ventilating, air conditioning equipment ("HVAC"); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings; and see Paragraph 26.3 (collectively, the "Improvements").

2.4      The fire sprinkler monitor: □ is owned by Seller and included in the Purchase Price, □ is leased by Seller, and Buyer will need to negotiate a new lease with the fire monitoring company, ☒ ownership will be determined during Escrow, or □ there is no fire sprinkler monitor.

3.       Purchase Price.

3.1      The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Property shall be $12,695,000.00 , payable as follows:

(Strike any not applicable)

Cash down payment, including the Deposit as defined in paragraph 4.3 (or if an all cash transaction, the Purchase Price):

$4,443,250.00

Amount of "New Loan" as defined in paragraph 5.1 if any:

$8,251,750.00

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Total Purchase Price: $12,695,000.00

3.2   If Buyer is taking title to the Property subject to, or assuming, an Existing Deed of Trust and such deed of trust permits the beneficiary to demand payment of fees including, but not limited to, points, processing fees, and appraisal fees as a condition to the transfer of the Property, Buyer agrees to pay such fees up to a maximum of 1.5% of the unpaid principal balance of the applicable Existing Note.

4.       Deposits.

4.1                           √ Buyer has delivered to Broker a check in the sum of $380,850 , payable to Escrow Holder, to be delivered | by Broker to Escrow Holder within 2 __business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder, or □ box within 2 or __business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder Buyer shall deliver to Escrow Holder a check in the sum of . If said check is not received by Escrow Holder within said time period then Seller may elect to unilaterally terminate this transaction by giving written notice of such election to Escrow Holder whereupon neither Party shall have any further liability to the other under this Agreement. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

4.3                       Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the "Deposit"), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification number is _______________. NOTE: Such interest bearing account cannot be opened until Buyer's Federal Tax Identification Number is provided.

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4.4                       Notwithstanding the foregoing, within 5 days after Escrow Holder receives the monies described in paragraph above, Escrow Holder shall release $100 of said monies to Seller as and for independent consideration for Seller's' execution of this Agreement and the granting of the contingency period to Buyer as herein provided. Such independent consideration is non-refundable to Buyer but shall be credited to the Purchase Price in the event that the purchase of the Property is completed.

4.5                       Upon waiver of all of Buyer's contingencies the Deposit shall become non-refundable but applicable to the Purchase Price except in the event of a Seller breach, or in the event that the Escrow is terminated pursuant to the provisions of Paragraph 9.1(n) (Destruction, Damage or Loss) or 9.1(o) (Material Change).

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7. Real Estate Brokers.

7.1       Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this transaction with the following real estate broker(s) ("Brokers") and/or their agents (“Agent(s)”):

Seller's Brokerage Firm Lee & Associates - LA North/ Ventura, Inc. License No. 01191898 is the broker of (check one): ☒ the Seller; or ☐ both the Buyer and Seller (dual agent).

Seller's Agent Jay Rubin/ Eugene Kim License No. 01320005/ 01521416 is (check one): ☒ the Seller's Agent (salesperson or broker associate); or ☐both the Seller's Agent and the Buyer's Agent (dual agent).

Buyer's Brokerage Firm Stone Miller License No. 01125581 is the broker of (check one): ☒ the Buyer; or ☐ both the Buyer and Seller (dual agent).

Buyer's Agent Craig Miller/ Todd Cobin License No. 01006713/ 01398609 is (check one): ☒the Buyer's Agent (salesperson or broker associate); or both the Buyer's Agent and the Seller's Agent (dual agent).

The Parties acknowledge that other than the Brokers and Agents listed above, there are no other brokers or agents representing the Parties or due any fees and/or commissions under this Agreement. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the Property for a period of 1 year from the date inserted for reference purposes at the top of page 1.

7.2       Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker, agent or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers and Agents named in paragraph 7.1, and no broker, agent or other person, firm or entity, other than said Brokers and Agents is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, agent, finder or other similar party, other than said named Brokers and Agents by reason of any dealings or act of the indemnifying Party.

8.       Escrow and Closing.

8.1        Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions. In the event that there is any conflict between the provisions of the Agreement and the provisions of any additional escrow instructions the provisions of the Agreement shall prevail as to the Parties and the Escrow Holder.

8.2        As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

8.3       Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

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8.4       Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

8.5       Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance. (See also paragraph 11.)

8.6       Escrow Holder shall verify that all of Buyer's contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 12, 13, 14, 16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and are not instructions to Escrow Holder.

8.7       If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in Paragraph 9.2 or disapproval of any other matter subject to Buyer's approval, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall, subject to the provisions of paragraph 8.10, be promptly refunded all funds deposited by Buyer with Escrow Holder, less only the $100 provided for in paragraph 4.4 and the Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation. If this transaction is terminated as a result of Seller's breach of this Agreement then Seller shall pay the Title Company and Escrow Holder cancellation fees and costs.

8.8       The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

8.9       Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10       If this Escrow is terminated for any reason other than Seller's breach or default, then as a condition to the return of Buyer's deposit, Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.

9.       Contingencies to Closing.

9.1       The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer's conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (m) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

Disclosure. Seller shall make to Buyer, through Escrow, all of the applicable disclosures required by law (See AIR CRE ("AIR") standard form entitled "Seller's Mandatory Disclosure Statement") and provide Buyer with a completed Property Information Sheet ("Property Information Sheet") concerning the Property, duly executed by or on behalf of | Seller in the current form or equivalent to that published by the AIR within 10 days following the Date of Agreement. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.

(b) Physical Inspection. Buyer has 10 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.

(c) Hazardous Substance Conditions Report. Buyer has 15 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

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(d) Soil Inspection. Buyer has 15 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days following the Date of Agreement.

(e) Governmental Approvals. Buyer has 15 days following the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f) Conditions of Title. Escrow Holder shall cause a current commitment for title insurance ("Title Commitment") concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment ("Underlying Documents"), and a scaled and dimensioned plot showing the location of any | easements to be delivered to Buyer within 10 days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment, the Underlying Documents and the plot plan to satisfy itself with regard to the condition of title. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

 (g) Survey. Buyer has 15 days following the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association ("ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

(h) Existing Leases and Tenancy Statements. Seller shall within 10 days following the Date of Agreement provide both Buyer and Escrow Holder with legible copies of all leases, subleases or rental arrangements (collectively, "Existing Leases") affecting the Property, and with a tenancy statement ("Estoppel Certificate") in the latest form or equivalent to that published by the AIR, executed by Seller and/or each tenant and subtenant of the Property. Seller shall use its best efforts to have each tenant complete and execute an Estoppel Certificate. If any tenant fails or refuses to provide an Estoppel Certificate then Seller shall complete and execute an Estoppel Certificate for that tenancy. Buyer has 10 days from the receipt of said Existing Leases and Estoppel Certificates to satisfy itself with regard to the Existing Leases and any other tenancy issues.

(i) Owner's Association. Seller shall within 10 days following the Date of Agreement provide Buyer with a statement and transfer package from any owner's association servicing the Property. Such transfer package shall at a minimum include: copies of the association's bylaws, articles of incorporation, current budget and financial statement. Buyer has 10 days from the receipt of such documents to satisfy itself with regard to the association.

(j) Other Agreements. Seller shall within 10 days following the Date of Agreement provide Buyer with legible copies of all other agreements ("Other Agreements") known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

(k) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

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(m)       Personal Property. In the event that any personal property is included in the Purchase Price, Buyer has 10-days following the Date of Agreement to satisfy itself with regard to the title condition of such personal property. Seller recommends that Buyer obtain a UCC-1 report. Any such report shall be paid for by Buyer. Seller shall provide | Buyer copies of any liens or encumbrances affecting such personal property that it is aware of within 10 days following the Date of Agreement.

(n)       Destruction, Damage or Loss. Subsequent to the Date of Agreement and prior to Closing there shall not have occurred a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this Agreement, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

(o)       Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. "Material Change" shall mean a substantial adverse change in the use, occupancy, tenants, title, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

(p)       Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

(q)       Brokerage Fee. Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers ("Brokerage Fee"). It is agreed by the Parties and Escrow Holder that Brokers are a third party beneficiary of this Agreement insofar as the Brokerage Fee is concerned, and that no change shall be made with respect to the payment of the Brokerage Fee specified in this Agreement, without the written consent of Brokers.

9.2       All of the contingencies specified in subparagraphs (a) through (m) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer's Contingencies."

9.3       If any of Buyer's Contingencies or any other matter subject to Buyer's approval is disapproved as provided for herein in a timely manner ("Disapproved Item"), Seller shall have the right within 10 days following the receipt of notice of Buyer's disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election"). Seller's failure to give to Buyer within such period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the right, within 10 days after Seller's Election to either accept title to the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer's failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this Agreement. The above time periods only apply once for each Disapproved Item. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

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9.4       The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to the possible presence of Hazardous Substances on the Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10.     Documents and Other Items Required at or Before Closing.

10.1                        Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2                        Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

(a)     Grant or general warranty deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

(b)     If applicable, the Beneficiary Statements concerning Existing Note(s).

(c)     If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the AIR or its equivalent.

(d)    An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

(e)    If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a ''nonresident" within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

(f)      If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

(g)     If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

10.3                        Buyer shall deliver to Seller through Escrow:

(a)     The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date provided, however, that Buyer shall not be required to deposit such monies into Escrow if at the time set for the deposit of such monies Seller is in default or has indicated that it will not perform any of its obligations hereunder. Instead, in such circumstances in order to reserve its rights to proceed Buyer need only provide Escrow with evidence establishing that the required monies were available.

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(b)     If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

(c)      The Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer.

(d)      Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

(e)     If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

(f)       If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

10.4                        At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11.     Prorations and Adjustments.

11.1                        Taxes. Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill.

11.2                        Insurance. WARNING: Any insurance which Seller may have maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

11.3                        Rentals, Interest and Expenses. Scheduled rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

11.4                        Security Deposit. Security Deposits held by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

11.5                        Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

11.6                        Variations in Existing Note Balances. In the event that Buyer is purchasing the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the closing will be more or less than the amount set forth in paragraph 3.1(c) hereof ("Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing Note Variation.

11.7                        Variations in New Loan Balance. In the event Buyer is obtaining a New Loan and the amount ultimately obtained exceeds the amount set forth in paragraph 5.1, then the amount of the Purchase Money Note, if any, shall be reduced by the amount of such excess.

11.8                        Owner's Association Fees. Escrow Holder shall: (i) bring Seller's account with the association current and pay any delinquencies or transfer fees from Seller's proceeds, and (ii) pay any up front fees required by the association from Buyer's funds.

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12.     Representations and Warranties of Seller and Disclaimers.

12.1                        Seller's warranties and representations shall survive the Closing and delivery of the deed for a period of one (1) year, and any lawsuit or action based upon them must be commenced within such time period. Seller's warranties and representations are true, material and relied upon by Buyer and Brokers in all respects. Seller hereby makes the following warranties and representations to Buyer and Brokers:

(a)      Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

(b)     Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(n) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c)      Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

(d)      Compliance. Except as otherwise disclosed in writing, Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

(e)     Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

(f)       Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

(g)      Mechanics' Liens. There are no unsatisfied mechanics' or materialmens' lien rights concerning the Property.

(h)      Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i)       Notice of Changes. Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(o)) affecting the Property that becomes known to Seller prior to the Closing.

(j)       No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

(k)      No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

(l)       Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

12.2                        Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto.

12.3                        In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

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12.4                        Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller's representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13.     Possession.

Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14.     Buyer's Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller's prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the re-compaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorneys' fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15.     Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16.     Attorneys' Fees.

If any Party or Broker brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

17.     Prior Agreements/Amendments.

17.1                        This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2                        Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18.     Broker's Rights.

18.1                        If this sale is not consummated due to the default of either the Buyer or Seller, the defaulting Party shall be liable to and shall pay to Brokers the Brokerage Fee that Brokers would have received had the sale been consummated. If Buyer is the defaulting party, payment of said Brokerage Fee is in addition to any obligation with respect to liquidated or other damages.

18.2                        Upon the Closing, Brokers are authorized to publicize the facts of this transaction.

19.     Notices.

19.1                        Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger, or by mail, postage prepaid to the address set forth in this agreement or by facsimile transmission, electronic signature, digital signature, or email.

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19.2                        Service of any such communication shall be deemed made on the date of actual receipt if personally delivered, or transmitted by facsimile transmission, electronic signature, digital signature, or email. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19.3                        Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.    Duration of Offer.

20.1                        If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Los Angeles on the date of October 21, 2020 , it shall be deemed automatically revoked.

20.2                        The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21.     LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both Parties). THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $380,850 . UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

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22.    ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both Parties.)

22.1                        ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("COMMERCIAL RULES"). ARBITRATION HEARINGS SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. THE NUMBER OF ARBITRATORS SHALL BE AS PROVIDED IN THE COMMERCIAL RULES AND EACH SUCH ARBITRATOR SHALL BE AN IMPARTIAL REAL ESTATE BROKER WITH AT LEAST 5 YEARS OF FULL TIME EXPERIENCE IN BOTH THE AREA WHERE THE PROPERTY IS LOCATED AND THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT. THE ARBITRATOR OR ARBITRATORS SHALL BE APPOINTED UNDER THE COMMERCIAL RULES AND SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW, THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT AND ANY AMENDMENTS THERETO, AND UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING. PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED IN ACCORDANCE WITH THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST 2 OF THE 3 ARBITRATORS, BE RENDERED WITHIN 30 DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEESAND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

22.2                        BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATED DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER. FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

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22.3                        NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMITTO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

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23.      Miscellaneous.

23.1                        Binding Effect. This Agreement shall be binding on the Parties without regard to whether or not paragraphs

21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed. Signatures to this Agreement accomplished by means of electronic signature or similar technology shall be legal and binding.

23.2                        Applicable Law. This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located. Any litigation or arbitration between the Parties hereto concerning this Agreement shall be initiated in the county in which the Property is located.

23.3                        Time of Essence. Time is of the essence of this Agreement.

23.4                        Counterparts. This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5                        Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

23.6                        Conflict. Any conflict between the printed provisions of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Seller and Buyer must initial any and all handwritten provisions.

23.7                        1031 Exchange. Both Seller and Buyer agree to cooperate with each other in the event that either or both wish to participate in a 1031 exchange. Any party initiating an exchange shall bear all costs of such exchange. The cooperating Party shall not have any liability (special or otherwise) for damages to the exchanging Party in the event that the sale is delayed and/or that the sale otherwise fails to qualify as a 1031 exchange.

23.8                        Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Agreement shall mean and refer to calendar days.

24.      Disclosures Regarding The Nature of a Real Estate Agency Relationship.

24.1                        The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.

24.2                        When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:

(a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

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(b)   Buyer's Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(c)   Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not, without the express permission of the respective Party, disclose to the other Party confidential information, including, but not limited to, facts relating to either Buyer's or Seller's financial position, motivations, bargaining position, or other personal information that may impact price, including Seller's willingness to accept a price less than the listing price or Buyer's willingness to pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional. Buyer has the duty to exercise reasonable care to protect Buyer, including as to those facts about the Property which are known to Buyer or within Buyer's diligent attention and observation. Both Seller and Buyer should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

(d)    Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer representation agreement or separate document. Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties that may be of interest to this Buyer. Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this transaction may be brought against Broker more than one year after the Date of Agreement and that the liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

24.3                        Confidential Information. Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

25.    Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement, Whenever required by the context, the singular shall include the plural and vice versa. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

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26.      Additional Provisions.

Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum or addenda consisting of paragraphs 26.1 through 26.7 . (If there are no additional provisions write "NONE".)

26.1                        Notwithstanding anything to the contrary, Buyer shall have Fifteen (15) days from the receipt of all items to conduct its due diligence of any Buyer contingencies, of which Buyer shall approve or disapprove at Buyer's sole and absolute discretion. Upon expiration of the Contingency Period, Buyer shall waive Contingencies and release Deposit to Seller and apply as a credit to the Purchase Price.

26.2                        The Closing Date shall be no later than January 30, 2021.

26.3                        All existing furniture, fixtures and equipment in the building shall be included with the Purchase, at no additional charge to Buyer. This shall exclude all FF &. E in the suites occupied by Lee & Associates and Lake Murray Property LLC. Additionally, this shall exclude all of Crusaders Insurance’s computer equipment and servers. During the Lease Back Period Crusader Insurance Company shall have the right to utilize all the FF &. E in the Premises.

26.4                        Through Escrow, Seller will sign a one (1) year Lease to remain on the second (2nd) floor of the Building at a rate of $2.25 per square foot, net of electrical and janitorial on leased Premises only. Crusader Insurance shall have the right to utilize existing FF &. E during the Lease Period.

26.5                        Buyer is open to discuss a long term Lease with Seller for a portion of the space on the first (1st) floor of the building.

26.6                        Existing Lease: Buyer acknowledges that the property is subject to existing lease between Crusader Insurance (“Lessor”) and Lee & Associates (Expires January 31, 2021) and Lake Murray Property LLC (Expires September 30, 2021, with one (1) two (2) year option to renew. Buyer shall assume all responsibility as Lessor for existing lease obligations.

26.7                        As-Is. Except as otherwise expressly set forth in this Agreement, and subject to Seller's representation and warranties set forth in this Agreement, Buyer is purchasing the Property in its existing condition, "AS-IS, WHERE-IS, WITH ALL FAULTS," and upon the Contingency Date has made or has waived all inspections and investigations of the Property and its vicinity which Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.         SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2.         RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1.     THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2.     IF EITHER PARTY IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

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Date: 10/23/2020
BROKER	BUYER
Stone Miller	Alliant Capital, Ltd, and/or Assignee
Attn: Craig Miller/ Todd Cobin Title: Chief Executive Officer, Senior Vice President	By: _/s/ Shawn Horwitz______________________________ Shawn Horwitz
Address: 11620 Wilshire Blvd., Suite 520, Los Angeles, CA 90025 Phone: 310.202.9008 Fax: 310.202.0630 Email: cmiller@stone-miller.com/ tcobin@sonte-miller.com	Title: Phone: Fax: Email: By:__________________________________ Name Printed:
Federal ID No.: Broker DRE License #: 01125581 Agent DRE License #: 01006713/01398609	Title: Phone: Fax: Email: Address: Federal ID No.:

27.       Acceptance.

27.1           Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

27.2           In consideration of real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee. Seller's Broker per separate written agreement % and Buyer's Broker 2%. This Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such Brokerage Fee to Brokers out of the proceeds accruing to the account of Seller at the Closing.

27.3           Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

Date 10/20/2020
BROKER	SELLER
Lee & Associates - LA North/ Ventura, Inc.	Crusader Insurance Company
Attn: Jay Rubin/ Eugene Kim Title: Principal/ Associate	By:_/s/ Ron Closser______________________________
Address: 26050 Mureau Road, Suite 101 Calabasas, CA 91302 Phone: 818.223.4388 Fax: 818.591.1450 Email: jrubin@lee-re.com/ ekim@lee-re.com Federal ID No.:______	Name Printed: Ron Closser Title: CEO Phone: 818.591.9800 Fax: Email: By:___________________________________ Name Printed:

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Broker DRE License #: 01191898	Title:
Agent's DRE License #: 01320005/ 01521416	Phone:
Fax: Email:
Address:
Federal ID No.:

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COUNTER OFFER BUYER

Dated: October 23, 2020

By and Between

Seller: Crusader Insurance Company

Buyer: Alliant Capital, Ltd. and/or Assignee

Property Address: 26050 Mureau Rd, Calabasas, CA 91302

(street address, city, state, zip)

APN: 2052043015

Buyer executed and presented to Seller the “Standard Oﬀer and Agreement for Purchase of Real Estate” dated October 15, 2020, regarding the abovereferenced Property and Parties (hereinafter the “Oﬀer”). Thereafter, Seller executed and delivered to Buyer the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020. Full and complete copies of both the Oﬀer and Seller’s Counter Oﬀer are attached hereto and incorporated herein by reference.

1.	Buyer hereby accepts Seller’s Counter Oﬀer provided the Seller agrees to the following changes in said Counter Oﬀer: (Please check the appropriate box or boxes)

☐Initialed pen and ink changes have been made to the Oﬀer.

☐Seller shall be deemed to have initialed paragraph 21 regarding liquidated damages and paragraph 22 regarding arbitration of disputes

☒The changes are detailed in the addendum attached hereto consisting of paragraphs 1 through 7.

☐The changes are set forth below.

NOTE: PARAGRAPHS IN THE OFFER WHICH REQUIRE INITIALS BY ALL PARTIES, BUT ARE NOT INITIALED BY ALL PARTIES, ARE EXCLUDED FROM THE FINAL AGREEMENT UNLESS SPECIFICALLY REFERENCED FOR INCLUSION IN THIS COUNTER OFFER.

2.       REMAINING TERMS: All of the terms and conditions contained in the Seller’s Counter Oﬀer which have not been specifically modified or deleted by this Counter Oﬀer are hereby approved by Buyer.

3.       EXPIRATION: This Counter Oﬀer shall expire and be revoked, without further notice, at 5:00 pm on October 26, 2020, unless it is accepted and signed by Seller and a fully executed copy is actually received by Buyer’s agent Craig Miller and/or Todd Cobin prior to said time. Upon expiration, Buyer’s Deposit, if any, shall be promptly returned. This Counter Oﬀer may be executed in counterparts.

4.       TIME: Time is of the essence.

5.       BINDING EFFECT: This Counter Oﬀer, when fully executed by both Buyer and Seller, and delivered and received as specified above, shall be a binding contract. Signatures to this Counter Oﬀer accomplished by means of electronic signature or similar technology shall be legal and binding. NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE ADVISED TO SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

NOTE:

1.       THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2.       IF EITHER PARTY IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO OF ITS CORPORATE OFFICERS.

6.       The undersigned Buyer agrees to purchase the Property on the terms and conditions stated herein.

BUYER’S BROKER

Stone-Miller

Attn: Craig Miller / Todd Cobin

Title: Chief Executive Officer, Senior Vice President

Address: 11620 Wilshire Boulevard, Suite 520, Los Angeles, CA 90025

Phone: (310) 202-9008

Fax: (310) 202-0630

Email: cmiller@stonemiller.com / tcobin@stonemiller.com

Federal ID No.:

Broker DRE License #: 01125581

Agent DRE License #: 01006713/01398609

BUYER Alliant Capital, Ltd. and/or Assignee By: /s/ Shawn Horwitz Name Printed: Shawn Horwitz Title: Phone: Fax: Email: By: Name Printed: Title: Phone: Fax: Email: Address: Federal ID No.:

/s/ RC /s/ SH

Initials Initials

7.       ACCEPTANCE: Seller accepts the foregoing Counter Oﬀer and agrees to sell the Property on the terms and conditions specified, and authorizes Brokers to deliver a signed copy to Buyer.

SELLER’S BROKER

Lee & Associates LA North/Ventura, Inc.

Attn: Jay Rubin/Eugene Kim

Title: Principal/Associate

Address: 26050 Mureau Road, Suite 101, Calabasas, CA 91302

Phone: (818) 223-4388

Fax: (818) 591-1450

Email: jrubin@lee-re.com/ekim@lee-re.com

Federal ID No.:

Broker DRE License #: 01191898

Agent DRE License #: 01320005/01521416

SELLER Crusader Insurance Company By: /s/ Ron Closser Name Printed: Ron Closser Title: CEO Phone: (818) 591-9800 Fax: Email: By: Name Printed: Title: Phone: Fax: Email: Address: Federal ID No.:

8.       ACKNOWLEDGMENT OF RECEIPT: Buyer’s agent hereby acknowledges that a copy of the Counter Oﬀer executed by Seller was received on at ____________ am/pm.

By:

Name Printed:

AIR CRE * https://www.aircre.com * 2136878777 * contracts@aircre.com NOTICE: No part of these works may be reproduced in any form without permission in writing.

/s/ RC /s/ SH

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ADDENDUM TO THE COUNTER OFFER - BUYER

Date: October 23, 2020

By and Between

Buyer: Alliant Capital, Ltd. and/or Assignee

Seller: Crusader Insurance Company

Property Address: 26050 Mureau Rd, Calabasas, CA 91302

(street address, city, state, zip)

1.       Section 5 of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall be not be redlined. Additionally, the New Loan shall be at least sixty-five percent (65%) of the Purchase Price and notification shall be made within twenty-one (21) days.

2.       Section 9.1 of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall read as follows: The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE APPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS DISAPPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer’s conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (m) the preprinted time periods shall control unless a different number of days is inserted in the spaces provided.

3.       The first sentence of Section 9.1(c) of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall read as follows: Hazardous Substance Conditions Report. Buyer has 21 days following the receipt and review of the property information Sheet and a Hazardous Substance Conditions Report, or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property.

4.       The first sentence of Section 9.1(g) of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall read as follows: Survey. Buyer has 15 days following the receipt and review of the Title Commitment and Underlying Documents, and 21 days from receipt and review of the ALTA survey, to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association (“ALTA”) standards for an owner’s policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines.

5.       Section 9.1(r) shall be added to the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 and shall read as follows: (r) Phase I. Buyer shall have 21 days following receipt and review of a Phase I Environmental Site Assessment within which to satisfy itself with regard to such report.

6.       Section 9.2 of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall read as follows: All of the contingencies specified in subparagraphs (a) through (m) and (r) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as “Buyer’s Contingencies.”

7.       The revised Section 26 of the “Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate” dated October 20, 2020 shall be in effect and shall read as follows:

26.       Additional Provisions. Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum or addenda consisting of paragraphs 26.1 through 26.8 . (If there are no additional provisions write “NONE”.)

/s/ RC /s/ SH

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26.1       Notwithstanding anything in this Agreement to the contrary, other than the 21 days for the loan contingency, the receipt and review of the ALTA survey, the Hazardous Substance Condition Report, Phase I report, and other environmental items, Buyer shall have fifteen (15) days from its receipt of each item set forth in Section 9.1, to conduct its due diligence of the Buyer contingencies, of which Buyer shall approve, waive, or disapprove at Buyer’s sole and absolute discretion. Buyer elects, pursuant to paragraph 9.1(g), to obtain an ALTA extended coverage owner’s policy of title insurance.

26.2       Upon the satisfaction or waiver of all Buyer contingencies, Escrow Holder shall release the Deposit to Seller.

26.3       All existing furniture, fixtures and equipment in the building shall be included with the Purchase, at no additional charge to Buyer. This shall exclude all FF & E in the suites occupied by Lee & Associates and Lake Murray Property LLC. Additionally, this shall exclude all of Crusaders Insurance’s computer equipment and servers. During the Lease Back Period Crusader Insurance Company shall have the right to utilize all the FF & E in the Premises.

26.4       Through Escrow, Seller will sign a one (1) year Lease to remain on the second (2nd) floor of the Building at a rate of $2.25 per square foot, net of electrical and janitorial on leased Premises only. Crusader Insurance shall have the right to utilize existing FF & E during the Lease Period.

26.5       Buyer is open to discuss a long term Lease with Seller for a portion of the space on the first (1st) floor of the building.

26.6       Existing Lease: Buyer acknowledges that the property is subject to existing lease between Crusader Insurance (“Lessor”) and Lee & Associates (Expires January 31, 2021) and Lake Murray Property LLC (Expires September 30, 2021, with one (1) two (2) year option to renew. Buyer shall assume all responsibility as Lessor for existing lease obligations.

26.7       As-Is. Except as otherwise expressly set forth in this Agreement, and subject to Seller’s representation and warranties set forth in this Agreement, Buyer is purchasing the Property in its existing condition, “AS¬IS, WHERE¬IS, WITH ALL FAULTS.”

26.8       Property Reports. Within five (5) days following the Date of Agreement, Seller shall make available to Buyer and Buyer’s representatives at Seller’s offices for review and copying at Buyer’s expense, vis-à-vis an online due diligence room of Seller relating to the Property, or as otherwise agreed to by Seller, to the extent within the possession or control of Seller, any environmental studies, soils studies, plans, specifications, construction contracts, maps, past surveys and other similar materials relating to the physical and environmental condition of the Property, including, without limitation, all soils reports, engineering reports, architectural, civil, and structural reports, any Phase I, Phase II or other environmental site assessment, any test and lab results, analyses, and/or material correspondence relating thereto (collectively, “Property Reports”). Except as set forth in this Agreement, Seller makes no representations or warranties regarding the accuracy of the Property Reports or that the Property Reports are complete copies of the same. Buyer acknowledges and understands that all such Property Reports made available by Seller are to assist Buyer in conducting its examination and making its determination as to whether it wishes to purchase the Property, and, in so doing, Buyer shall rely exclusively upon its own independent investigation, verification, and evaluation of the Property, and not upon any of the Property Reports supplied by Seller.

This Addendum is attached and made part of the abovereferenced Agreement (said Agreement and the Addendum are hereinafter collectively referred to as the “Agreement”). In the event of any conflict between the provisions of this Addendum and the printed provisions of the Agreement, this Addendum shall control.

AIR CRE * https://www.aircre.com * 2136878777 * contracts@aircre.com NOTICE: No part of these works may be reproduced in any form without permission in writing.

/s/ RC /s/ SH

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